                                                                    EXHIBIT 99.1


FINANCIAL CONTACT:  JAMES S. GULMI  (615) 367-8325
MEDIA CONTACT:      CLAIRE S. MCCALL (615) 367-8283


             GENESCO REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
 --COMPANY REPORTS FOURTH QUARTER DILUTED EPS BEFORE DISCONTINUED OPERATIONS OF
   $1.15 AND FISCAL 2006 DILUTED EPS BEFORE DISCONTINUED OPERATIONS OF $2.38--

NASHVILLE, Tenn., March 2, 2006 -- Genesco Inc. (NYSE: GCO) today reported earnings before discontinued operations of $31.2 million, or $1.15 per diluted share, for the fourth quarter ended January 28, 2006. Earnings before discontinued operations were $25.4 million, or $0.97 per diluted share, for the fourth quarter ended January 29, 2005. Net sales for the fourth quarter of fiscal 2006 increased 15% to $406 million compared to $353 million for the fourth quarter of fiscal 2005.

         For the fiscal year ended January 28, 2006, the Company reported earnings before discontinued operations of $62.6 million, or $2.38 per diluted share. Earnings before discontinued operations were $48.5 million, or $1.92 per diluted share, in fiscal 2005. Net sales for fiscal 2006 increased 15% to $1.28 billion compared to $1.11 billion for fiscal 2005.

         Genesco Chairman, President and Chief Executive Officer Hal N. Pennington, said, "A strong fourth quarter concluded another strong year for Genesco. During the year we successfully executed our strategic plan, enhancing our leadership position in the market by opening 155 net new stores, expanding our mall and non-mall presence, and launching a test of a promising new retail concept. At the same time, we increased sales by 15%, expanded margins and generated double digit bottom line growth. These results reflect the talent and dedication of the entire Genesco organization.

         "Net sales at Journeys increased 17.5% to approximately $193 million in the fourth quarter, same store sales rose more than 10% and footwear unit comps increased 12%. Fashion athletic, fusion, board sport and women's fashion and casual footwear all performed well in the quarter. With more than 700 stores, an unparalleled selection of product, powerful vendor relationships and a world class merchandising team, Journeys remains the destination retailer for teenagers and young adults for footwear and accessories. Its success in both mall and non-mall locations -- including lifestyle centers, outlets and city streets -- supports its potential for ongoing growth.

            "An important component of our growth strategy is to leverage our platform and extend our brand strength and expertise across new concepts. In doing so, we see the opportunity to grow with our customer from toddler to teenager to adult. We have been successful with Journeys Kidz and we are now planning a more aggressive store roll-out for it in fiscal 2007. We have recently opened our first Shi by Journeys store designed to cater to fashionable women in their early 20s to mid 30s, continuing to serve an important Journeys customer as her tastes, needs and lifestyle change. While it is still very early in the testing process, we are encouraged by the store's initial performance.

         "Hat World registered another strong quarter, with total sales up 21% to $98 million. Same store sales rose 6%, matching a 6% gain in the same period last year that was driven in part by strong demand for Boston Red Sox products associated with the team's 2005 World Series victory. The Major League Baseball and NFL categories continued to perform well in the fourth quarter of fiscal 2006. We continue to roll out embroidery machines, which represent an attractive add-on business in the larger stores. Given its versatility, illustrated by successful operations not only in malls, but also in airports, outlets, street locations, tourist destinations and kiosks, we remain confident about Hat World's significant growth potential. We plan to open 85 new Lids locations in fiscal 2007 and believe that we can eventually grow this chain to at least 900 stores in North America.

         "Net sales for the Underground Station Group, which includes Jarman, increased 7% to $54 million and comparable store sales rose 4% in the fourth quarter. Underground Station posted a solid 6% comparable store gain, primarily driven by increased average selling prices. Throughout the year, the Underground Station team continued to execute its long-term strategic plan, growing the number of Underground Station locations while reducing the Jarman store base in a financially prudent manner. We ended the year with 180 Underground Station stores, up approximately 9% from the previous year, and 49 Jarman stores, roughly half the number of Jarman stores in operation two years ago. We are pleased with our progress at Underground Station and remain encouraged about its prospects for the future.

         "Johnston & Murphy continued to deliver improved results during the fourth quarter, with net sales increasing 9% to $49 million and same store sales up 9%. Johnston & Murphy's performance for both the fourth quarter and the year was driven by meaningful gains in dress casual and casual footwear, coupled with growth in non footwear categories, which now include luggage, belts, socks, outerwear and personal leather goods. Over the past two years we have worked hard to reposition the Johnston & Murphy brand to broaden its appeal and attract new consumers, while at the same time driving gains in gross margin and profitability. Our results reflect our success so far, and we will continue to focus on improving our operations.

         "Fourth quarter sales of Licensed Brands were $14 million, essentially flat with a year ago and in line with our projections. Early indications of stronger demand for Dockers Footwear's spring product make us optimistic about the opportunities for improvements in the business in the upcoming year."

         Genesco also reaffirmed its fiscal 2007 guidance. The Company now expects sales of approximately $1.46 billion for the year and diluted earnings per share to be approximately $2.62. The earnings per share estimate includes expected FAS 123 (R) stock incentive expense and the amortization of recently granted restricted stock totaling approximately $0.17 per share. Last year's EPS reflected expenses of $0.01 per share related to employee restricted stock grants in the third quarter.

         This release contains forward-looking statements, including those regarding the Company's sales and earnings outlook and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include weakness in consumer demand for products sold by the Company, fashion trends that affect the sales or product margins of the Company's retail product offerings, changes in the timing of holidays or in the onset of seasonal weather affecting period to period sales comparisons, changes in buying patterns by significant wholesale customers, disruptions in product supply or distribution, further unfavorable trends in foreign exchange rates and other factors affecting the cost of products, changes in business strategies by the Company's competitors (including pricing and promotional discounts), the ability to open, staff and support additional retail stores on schedule and at acceptable expense levels and to renew leases in existing stores on schedule and at acceptable expense levels, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation and environmental matters involving the Company. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

            The Company's live conference call on March 2, 2006, at 7:30 a.m. (Central time) may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

            Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 1,750 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Johnston & Murphy, Underground Station, Hat World, Lids, Hat Zone, Cap Factory, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.undergroundstation.com, www.johnstonmurphy.com, www.lids.com, www.hatworld.com, and www.lidscyo.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers and Perry Ellis brands. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.

                                  GENESCO INC.

    CONSOLIDATED EARNINGS SUMMARY

==============================================================================================================================
                                                                        Fourth Quarter                     Fiscal Year Ended
                                                      --------------------------------  ------------------------------------
    In Thousands                                                2006             2005               2006               2005
------------------------------------------------------------------------------------------------------------------------------
    Net sales                                              $ 406,287        $ 352,818        $ 1,283,876        $ 1,112,681
    Cost of sales                                            200,902          177,669            631,469            561,597
    Selling and administrative expenses                      151,898          130,958            537,327            461,799
    Restructuring and other, net                                  (2)             649              2,253              1,221
------------------------------------------------------------------------------------------------------------------------------
    Earnings from operations                                  53,489           43,542            112,827             88,064
    Interest expense, net                                      2,416            3,046             10,357             10,962
------------------------------------------------------------------------------------------------------------------------------
    EARNINGS BEFORE INCOME TAXES FROM
        CONTINUING OPERATIONS                                 51,073           40,496            102,470             77,102
    Income tax expense                                        19,877           15,050             39,844             28,642
------------------------------------------------------------------------------------------------------------------------------
    Earnings from continuing operations                       31,196           25,446             62,626             48,460

    Earnings from (provision for) discontinued
         operations, net                                          90              250                 60               (211)
------------------------------------------------------------------------------------------------------------------------------
    NET  EARNINGS                                          $  31,286        $  25,696        $    62,686        $    48,249
==============================================================================================================================

    EARNINGS PER SHARE INFORMATION

==============================================================================================================================
                                                                        Fourth Quarter                     Fiscal Year Ended
                                                      --------------------------------  ------------------------------------
    In Thousands (except per share amounts)                     2006             2005               2006               2005
------------------------------------------------------------------------------------------------------------------------------
    Preferred dividend requirements                        $      64        $      73        $       273        $       292

    Average common shares - Basic EPS                         23,193           22,326             22,804             22,008

    Basic earnings per share:
        Before discontinued operations                         $1.34            $1.14              $2.73              $2.19
        Net earnings                                           $1.35            $1.15              $2.74              $2.18

    Average common and common
        equivalent shares - Diluted EPS                       27,672           26,833             27,265             26,377

    Diluted earnings per share:
        Before discontinued operations                         $1.15            $0.97              $2.38              $1.92
        Net earnings                                           $1.15            $0.98              $2.38              $1.91
==============================================================================================================================

                                  GENESCO INC.

    CONSOLIDATED EARNINGS SUMMARY

=============================================================================================================================
                                                                       Fourth Quarter                     Fiscal Year Ended
                                                     --------------------------------  ------------------------------------
    In Thousands                                               2006             2005               2006               2005
-----------------------------------------------------------------------------------------------------------------------------
    Sales:
        Journeys                                          $ 192,635        $ 163,931       $    593,516        $   521,942
        Underground Station Group                            53,637           50,175            164,054            148,039
        Hat World                                            97,739           80,752            297,271            216,270
        Johnston & Murphy                                    48,518           44,389            170,015            162,599
        Licensed Brands                                      13,665           13,471             58,730             63,508
        Corporate and Other                                      93              100                290                323
-----------------------------------------------------------------------------------------------------------------------------
        NET SALES                                         $ 406,287        $ 352,818        $ 1,283,876        $ 1,112,681
=============================================================================================================================
    Operating Income (Loss):
        Journeys                                          $  31,076        $  26,989        $    73,346        $    60,065
        Underground Station Group                             6,990            6,101             10,890              6,963
        Hat World                                            17,778           13,908             40,133             30,522
        Johnston & Murphy                                     4,044            3,564             10,396              9,230
        Licensed Brands                                         622              880              4,167              6,075
        Corporate and Other*                                 (7,021)          (7,900)           (26,105)           (24,791)
-----------------------------------------------------------------------------------------------------------------------------
       Earnings from operations                              53,489           43,542            112,827             88,064
       Interest, net                                          2,416            3,046             10,357             10,962
-----------------------------------------------------------------------------------------------------------------------------

    EARNINGS BEFORE INCOME TAXES FROM
         CONTINUING OPERATIONS                               51,073           40,496            102,470             77,102

    Income tax expense                                       19,877           15,050             39,844             28,642
-----------------------------------------------------------------------------------------------------------------------------
    Earnings from continuing operations                      31,196           25,446             62,626             48,460

    Earnings from (provision for)
         discontinued operations                                 90              250                 60               (211)
-----------------------------------------------------------------------------------------------------------------------------
    NET EARNINGS                                          $  31,286        $  25,696        $    62,686        $    48,249
=============================================================================================================================

* Includes $0.6 million of other charges for asset impairment and lease terminations and a $1.7 million charge for the litigation settlement in Fiscal 2006. Includes $0.6 million and $1.2 million of other charges for asset impairment and lease terminations in the fourth quarter and year of Fiscal 2005 offset by a $0.6 million pension curtailment gain in Fiscal 2005.

                                  GENESCO INC.


    CONSOLIDATED BALANCE SHEET

==============================================================================================================
                                                                             JANUARY 28,        January 29,
    In Thousands                                                                    2006               2005
--------------------------------------------------------------------------------------------------------------
    ASSETS
    Cash and cash equivalents                                                $    61,591        $    60,068
    Accounts receivable                                                           21,171             17,906
    Inventories                                                                  230,648            207,197
    Other current assets                                                          28,918             20,748
--------------------------------------------------------------------------------------------------------------
    Total current assets                                                         342,328            305,919
--------------------------------------------------------------------------------------------------------------
    Property and equipment                                                       188,047            168,670
    Other non-current assets                                                     156,883            160,982
--------------------------------------------------------------------------------------------------------------
    TOTAL ASSETS                                                             $   687,258        $   635,571
==============================================================================================================
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Accounts payable                                                         $    75,068        $    65,599
    Current portion - long-term debt                                                  --                 --
    Other current liabilities                                                     82,274             64,075
--------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                    157,342            129,674
--------------------------------------------------------------------------------------------------------------
    Long-term debt                                                               106,250            161,250
    Other long-term liabilities                                                   74,915             72,582
    Shareholders' equity                                                         348,751            272,065
--------------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $    687,258        $   635,571
==============================================================================================================

                                  GENESCO INC.


     RETAIL UNITS OPERATED - TWELVE MONTHS ENDED JANUARY 28, 2006

    ===============================================================================================================================
                                     BALANCE  ACQUISI-                                   BALANCE                            BALANCE
                                    01/31/04     TIONS     OPEN     CONV        CLOSE   01/29/05     OPEN    CONV   CLOSE  01/28/06
    -------------------------------------------------------------------------------------------------------------------------------
     Journeys                           665                  37        0            7       695        71       0       5      761
         Journeys                       625                  35        0            6       654        61       0       4      711
         Journeys Kidz                   40                   2        0            1        41        10       0       1       50
     Underground Station Group          233                  21        0           25       229        21       0      21      229
         Underground Station            137                  21       12            5       165        21       2       8      180
         Jarman Retail                   96                   0      (12)          20        64         0      (2)     13       49
     Hat World                            0        503       55        0            6       552        96       0       7      641
     Johnston & Murphy                  148                   7        0           13       142         5       0       5      142
         Shops                          115                   3        0           11       107         4       0       4      107
         Factory Outlets                 33                   4        0            2        35         1       0       1       35
    -------------------------------------------------------------------------------------------------------------------------------
     Total Retail Units               1,046        503      120        0           51     1,618       193       0      38    1,773
    ===============================================================================================================================


     RETAIL UNITS OPERATED - THREE MONTHS ENDED JANUARY 28, 2006

    ========================================================================================
                                     BALANCE                                        BALANCE
                                    10/29/05      OPEN        CONV       CLOSE     01/28/06
    ----------------------------------------------------------------------------------------
     Journeys Group                     724         37           0           0          761
         Journeys                       683         28           0           0          711
         Journeys Kidz                   41          9           0           0           50
     Underground Station Group          230          6           0           7          229
         Underground Station            176          6           0           2          180
         Jarman Retail                   54          0           0           5           49
     Hat World                          621         23           0           3          641
     Johnston & Murphy                  143          1           0           2          142
         Shops                          109          0           0           2          107
         Factory Outlets                 34          1           0           0           35
    ----------------------------------------------------------------------------------------
     Total Retail Units               1,718         67           0          12        1,773
    ========================================================================================


     CONSTANT STORE SALES

    ==========================================================================================
                                                Three Months Ended       Twelve Months Ended
                                            ---------------------- -------------------------
                                            JANUARY 28, January 29, JANUARY 28,  January 29,
                                                  2006        2005        2006         2005
    ------------------------------------------------------------------------------------------
     Journeys                                      10%          4%          7%           5%
     Underground Station/Jarman Group               4%          3%          7%          -3%
         Underground Station                        6%          5%         10%          -2%
         Jarman Retail                             -2%         -2%         -1%          -6%
     Johnston & Murphy                              9%          3%          7%           3%
         Shops                                     10%          3%          7%           2%
         Factory Outlets                            5%          4%          5%           4%
    ------------------------------------------------------------------------------------------
     Total Constant Store Sales                     9%          4%          7%           3%
    ==========================================================================================


    ==========================================================================================
     Hat World                                      6%          6%          4%
          April 1, 2004 - January 29, 2005                                              11%
    ==========================================================================================